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                                                                    Exhibit 10.7


                           EXCLUSIVE LICENSE AGREEMENT

         THIS EXCLUSIVE LICENSE AGREEMENT ("Agreement") is made and entered into on this the ____ day of December, 1999, by and between JACOBSON RESONANCE ENTERPRISES, INC., 9960 Central Park Boulevard, Suite 302, Boca Raton, Florida 33428 ("Jacobson"), and REALPURE BEVERAGE GROUP, LLC, 317 East Capitol Street, Suite 108, Jackson, Mississippi 39201 ("RealPure").

         WHEREAS, Jacobson has developed a patented medical technology by which homogenous magnetic fields are produced by Helmholtz coils or solenoids, consisting of two identical coils equal in diameter and separated from each other by a distance equal to the radius of each coil and connected in series to a power source. The device has a beneficial effect upon all matter that is treated by the device, including human and animal tissue. The device can be used to restructure the molecular and sub-atomic activity of water and other liquids which, when consumed by humans or animals, has a beneficial effect; and

         WHEREAS, RealPure is a manufacturer of beverage products and desires to obtain an exclusive license for the use of the resonance technology in connection with the manufacture, sale and distribution of beverage products.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:

         1. GRANT OF EXCLUSIVE LICENSE.

               1.1 Jacobson hereby grants to RealPure the exclusive right and license to utilize the resonance technology and all patents, final and pending, in connection with the resonance technology in conjunction with the manufacture, sale and distribution of any and all types of beverage products in the territory, as hereafter defined, subject however to the restrictions and conditions set forth in this Agreement. RealPure acknowledges Jacobson's exclusive rights in the resonance technology and agrees that it will use the same only so long as and only in the manner authorized by this Agreement. The license granted herein includes the right to sub-license the use of the resonance technology in connection with the manufacture, sale and distribution of beverage products. In the event of a sub-license agreement with any other person or entity, RealPure agrees that the grant of a sub-license shall not in any way reduce RealPure's obligations to Jacobson under this Agreement,

               1.2 Jacobson shall not enter into any other license or distribution arrangements with any person or entity for the use of the resonance technology in connection with the manufacturer, distribution or sale of any beverage product of any kind, regardless of whether such beverage product shall be intended for human or animal consumption. In the event that Jacobson breaches the exclusive nature of this Agreement, or in the event that Jacobson licenses the resonance technology for some other use and its licensee(s) adapts or otherwise uses the resonance technology in connection with the manufacture, distribution and sale of beverage products, Jacobson shall take immediate legal action to enjoin any such use of the resonance




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technology. In the event that Jacobson does not take such action satisfactory to
RealPure, RealPure may, with or without notice to Jacobson, take such action, in which event Jacobson shall be responsible for any and all fees, expenses, costs or other charges incurred in connection with the enforcement of the exclusive nature of the license granted hereby, including, but not limited to, attorneys' fees and court costs.

         2. TERRITORY. The territory in which RealPure may exercise its exclusive license shall include the United States, including Hawaii, Alaska, and its territories and possessions, Canada, Mexico and tile Caribbean Basin.

         3. TERM. The term of this Agreement shall commence on the January 1, 2000 and shall terminate on December 31, 2006, RealPure may, in its sole discretion, elect to renew and extend this Agreement for four three-year renewal periods. In the event that RealPure desires to renew this Agreement, it shall do so by giving Jacobson written notice of its intent to renew at least ninety (90) days prior to the expiration of the primary term or the expiration of each applicable renewal period.

         4. ROYALTY. In consideration of the grant of the exclusive license and the right to grant sub-licenses, RealPure shall pay Jacobson a royalty payment for each case of finished product sold which is enhanced by the resonance technology as set forth in the Royalty Addendum attached hereto as Exhibit "A." Payment of the royalty shall be made in U.S. dollars and shall be paid on a monthly basis. Payment of the royalty will be made for each calendar month within forty-five (45) days following the end of each calendar month. The royalty payment shall be accompanied with a sales report, broken down by regions.

         5. MANUFACTURE OF PRODUCT. RealPure will manufacture, bottle, label and package the product in accordance with the specifications provided by Jacobson. RealPure shall not be obligated to enhance all of its products with the resonance technology and may select, in its sole discretion, the type and amount of product to be enhanced. Jacobson shall furnish, at its sole cost, one Industrial 12" Resonator, complete with all equipment which is necessary in order to manufacture beverage products enhanced by the resonance technology. Jacobson shall, at its own cost, maintain such equipment and keep such equipment in good operating order. In the event that additional equipment is necessary to accommodate additional manufacturing requirements due to an expansion of RealPure's market, RealPure shall be responsible for obtaining and maintaining any such additional equipment. Jacobson shall furnish, at its own cost, any and all training requested by RealPure in connection with the use of the resonance technology equipment. RealPure shall be responsible for obtaining property and casualty insurance and shall be responsible for the payment of any ad valorem taxes assessed by local and state authorities upon the equipment, Upon the expiration or termination of this Agreement, RealPure shall return to Jacobson all resonance technology equipment furnished by Jacobson and Jacobson shall purchase from RealPure a resonance technology equipment furnished by RealPure for eighty percent (80%) of the book value of such resonance technology equipment on the date of expiration or termination of this Agreement, which shall be determined pursuant to generally accepted accounting principles.




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         6. MARKETING. RealPure will use diligent efforts to promote the sale and distribution of the product and shall be responsible for all costs associated with the advertising, sale and promotion of the product. RealPure shall provide customer service in connection with the marketing, sale and distribution of the product. The product shall initially be marketed in the United States pursuant to a marketing plan to be mutually agreed upon by the parties. Thereafter, upon thirty (30) days advanced written notice by RealPure to Jacobson to manufacture, distribute or sale the product outside the United States and the geographic location outside the United States in which RealPure desires to market the product, the parties shall mutually agree upon a marketing plan for such geographic area.

         7. WARRANTIES OF JACOBSON. Jacobson hereby represents and warrants that
(i) it is the exclusive owner of the resonance technology; (ii) the resonance technology for use with beverage products has been issued patents by the United States Patent Office; (iii) such patent grants Jacobson the exclusive and sole right to use the resonance technology in connection with the manufacture, sale and distribution of beverage products and to grant licenses to the resonance technology in connection with the manufacture, sale and distribution of beverage products; (iv) Jacobson has not granted any license to use the patents in connection with the manufacture, sale and distribution of beverage products to any third person or entity; (v) Jacobson has maintained the confidentiality of the resonance technology specifications at all times; (vi) the exclusive proprietary rights of Jacobson to the resonance technology specifications do not infringe upon any other person's ownership or proprietary rights or interest; and (vii) the beverage products, when prepared in accordance with the resonance technology specifications, will yield products that am good and merchantable and fit for human and animal consumption and will not violate any federal rule or regulation or any provision of the Federal Food, Drug and Cosmetic Act, as amended, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Hazardous Substance Act, or any application state pure foods acts and any other applicable federal, state or local laws or regulations.

         8. WARRANTIES OF REALPURE. RealPure hereby represents and warrants that
(i) the beverage products manufactured by it, except as altered by the resonance technology, shall be good and merchantable and fit for human and animal consumption and will not violate any rule or regulation of the Federal Food and Drug Administration, the Federal Food, Drug and Cosmetic Act, as amended, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Hazardous Substance Act, or any other applicable state pure foods acts and any other applicable federal, state or local laws or regulations; 00 Jacobson is the owner of the proprietary rights and the resonance technology specifications and the patent; and (iii) the resonance specifications constitute trade secrets of Jacobson,

         9. CONFIDENTIALITY. RealPure shall not disclose, duplicate, sell or reveal any portion of the resonance technology specifications and will take reasonable measures to insure that none of its employees, representatives, manufacturers and sub-distributors to whom the specifications may be revealed keep and respect the confidence extended to them by Jacobson, provided, however, RealPure shall be authorized to reveal and disclose any portion of the specifications reasonably necessary in order to grant sub-licenses to third persons or entities, but any such disclosure shall be subject to a written sub-license agreement which shall contain confidentiality provisions similar to those set forth herein.





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         10. INSURANCE. RealPure shall, at all times during the term of this,
Agreement, and for a period of five (5) years following the termination or expiration of this Agreement, maintain in full force and effect general liability insurance coverage on its operations, including broad form vendor's coverage and product liability insurance. Such insurance shall be in an amount of not less than $1,000,000,00 for each accident or occurrence, with an aggregate of $2,000,000,00, and a $3,000,000.00 umbrella with a company which has a rating of not less than "A-Class X11" in the Best Insurance Guide. Jacobson shall, at all times during the terms of this Agreement and for a period of five (5) years following the termination or expiration of this Agreement, maintain in full force and effect its current comprehensive general liability insurance coverage Policy No. DOM3001008, underwritten by Lloyd's of London. On the effective date of this Agreement, and on each annual anniversary date thereafter, the parties to this Agreement shall furnish to each other a certificate of insurance evidencing that each of them has such insurance coverage in full force and effect. Such insurance coverage shall contain an endorsement which provides that the coverage will not be canceled or materially modified except upon thirty (30) days written prior notice to the other party to this Agreement.

         11. INDEMNITY.

               11.1 RealPure shall defend, indemnify and hold Jacobson harmless from (i) any and all claims made against Jacobson based upon, arising out of or related to the operation or condition of any part of RealPure's bottling plants;
(ii) the preparation, manufacture, bottling storage, warehousing, distribution and sale of the beverage product except with respect to the implementation and use of the resonance technology; (iii) any negligent act, misfeasance or nonfeasance by RealPure or any of its agents, contractors, servants, or employees, except with respect to the implementation and use of the resonance technology; and (iv) any and all fees, costs and expenses incurred by or on behalf of Jacobson in the investigation of or defense against any and all of the foregoing claims. However, upon RealPure's notice to Jacobson that RealPure has assumed the defense of any legal action or proceeding, RealPure shall not be liable to Jacobson for any legal or other expense subsequently incurred by Jacobson in connection with the defense thereof. Jacobson shall provide RealPure with prompt written notice upon receipt of any of the foregoing claims, and Jacobson shall not settle any such claim without RealPure's prior knowledge and consent.

               11.2 Jacobson shall defend, indemnify and hold RealPure harmless against and from any and all claims made against RealPure based upon, arising out of, or any way related to (i) the conduct of Jacobson's business; (ii) Jacobson's ownership or possession of property; (iii) the use and implementation of the resonance technology and the manufacture of beverage product in conjunction with the resonance technology; (iv) any negligent act, misfeasance or nonfeasance by Jacobson or any of its agents, servants or employees; (v) Jacobson's breach of any of its representations, warranties or covenants made herein; (vi) advertising, promotional materials, statements or any other representations made by RealPure to any third party, including the public or any governmental agency, concerning the resonance technology, but only to the extent that such representations are based upon information and/or materials provided to RealPure by Jacobson for such purpose; and (vii) any and all fees, costs and expenses, including, without limitation, attorneys' fees incurred by or on behalf of RealPure in the investigation of or





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defense against any and all of the foregoing claims. However, upon notice to
RealPure that Jacobson has assumed the defense of any legal action or proceeding, Jacobson shall not be liable to RealPure for any legal or other expense subsequently incurred by RealPure in connection with the defense thereof. RealPure shall provide Jacobson prompt notice of receipt of any such claim and RealPure shall not settle any such claim without Jacobson's prior knowledge and consent.

         12. RELATIONSHIP OF THE PARTIES. Nothing in this Agreement shall be construed to create an agency relationship between RealPure and Jacobson, RealPure is independent of and from Jacobson and RealPure's sole relationship to Jacobson shall be as a licensee of the resonance technology pursuant to the terms and conditions of this Agreement, Accordingly, neither patty shall be liable for any debts, accounts, obligations or other liabilities or torts of the other party, or its agents or employees.

         13. TERMINATION.

               13.1 Either party may terminate this Agreement prior to the expiration of the primary term, or any renewal term, only in the event of a material breach of one or more terms and conditions of this Agreement which has not been cured within thirty (30) days following written notice to the breaching party. Jacobson may elect to terminate, after the second annual anniversary of the effective date of this Agreement and each annual anniversary date thereafter, in the event that the number of cases of beverage products sold during the preceding calendar year does not exceed 120% of the sales for the preceding year, provided, however, that RealPure may avoid termination by paying the difference between royalties actually paid and royalties which would have been payable in the event that the 120% minimum sales amount was achieved.

               13.2 Upon the expiration or termination of this Agreement, RealPure shall cease the use of the resonance technology in connection with the manufacture, distribution and sale of beverage product, but shall have the right to distribute and sell any beverage product enhanced by the resonance technology which is manufactured prior to the expiration or termination of this Agreement. ReaPure shall continue to be obligated to pay Jacobson the royalty payments provided for herein on all beverage products manufactured prior to the expiration or termination of this Agreement, but sold subsequent to the expiration or termination of this Agreement. Within thirty (30) days after the expiration or termination of this Agreement, RealPure shall return all resonance technology equipment provided to RealPure by Jacobson, along with any and all confidential, proprietary information which relates to the use of the resonance technology in the manufacture of beverage products.

         14. LIMITATION OF REMEDIES. Notwithstanding any provision herein to the contrary, in the event of a breach of any one or more terms and conditions of this Agreement by RealPure, RealPure's liability to Jacobson shall be limited to the obligations of RealPure to make royalty payments as provided for herein, and for any other breach, RealPure's liability shall be limited to the extent of insurance coverage for the act, omission or occurrence which is the proximate cause of the breach. Nothing contained in this paragraph shall limit or otherwise affect Jacobson's right to terminate this Agreement prior to the expiration of the primary term, or any applicable renewal term, as provided for hereinabove. Jacobson shall have no other remedy, including, but not limited to, the remedy of specific performance with respect to RealPure's performance, or the






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lack thereof, pursuant to the terms and conditions of this Agreement. In no event shall RealPure be liable for any debts of Jacobson which may be incurred upon reliance of this Agreement, or for any loss of profit, good will or any other benefit except for the royalty payment.

         15. NOTICE. All notices sent pursuant to this Agreement shall be in writing, signed by the party sending the notice, and shall be sent either by certified mail, postage prepaid, hand delivered to the recipient at the address below, or forwarded via facsimile to the address and telephone number listed below:

               If to RealPure, to:    REALPURE Beverage Group, LLC-
                                      Mr. David M. Cox, President
                                      Post Office Box 16647
                                      Jackson, Mississippi 39236-6647
                                      Telecopier:  (601) 944-1090

               If to Jacobson, to:    Jacobson Resonance Enterprises, Inc.
                                      Dr. Frank A. Chaviano
                                      Chief Operating Officer
                                      9960 Central Park Boulevard, Suite 302
                                      Boca Raton, Florida 33428
                                      Telecopier:  (561) 477-6101

         16. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties and supercedes all other prior oral or written arrangements and agreements. This Agreement may not be modified or amended, except by further written instrument, or by an amendment to this Agreement, signed by both of the parties hereto.

         17. WAIVER. Any failure by any party hereto to exercise any of its rights hereunder shall not be construed as a waiver of such rights, nor shall any such failure preclude the existence of any such rights at any later time.

         18. APPLICABLE LAW, JURISDICTION AND VENUE. Jacobson acknowledges and agrees that substantial performance of this Agreement is to be performed in the State of Mississippi, United States of America, and agrees that this Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi. Jacobson hereby irrevocably submits to the jurisdiction of all federal and state courts lying within the State of Mississippi and covenants and agrees not to assert any challenge to the jurisdiction of any federal or state court within the State of Mississippi, or to the venue of any action or the personal jurisdiction of such courts to the parties hereto.





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         DATED this the date first set forth hereinabove.

                                    REALPURE BEVERAGE GROUP, LLC


                                    By: /s/ DAVID M. COX
                                        ----------------------------------
                                        David M. Cox, President


                                    JACOBSON RESONANCE ENTERPRISE INC.



                                    By: FRANK A. CHAVIANO
                                        ----------------------------------
                                        Frank A. Chaviano,
                                        Chief Operating Officer






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                                   EXHIBIT "A"

                                ROYALTY ADDENDUM




            Water                                 $0.30 per case
            Sports Drink                          $0.50 per case
            Pedialite (pediatric drink)           $0.60 per case
            Active Adult (geriatric drink)        $0.45 per case


         The royalty payments set forth above shall be increased at the beginning of the first renewal period and each renewal period thereafter in an amount equal to the inflation rate occurring during the prior period as published by the United States Department of Treasury and Commerce.